UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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FRANKLIN FINANCIAL SERVICES CORPORATION

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FRANKLIN FINANCIAL SERVICES CORPORATION

20 South Main Street

P.O. Box 6010

Chambersburg, PA 17201-6010

(717) 264-6116

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD April 29, 2014

TO THE SHAREHOLDERS OF FRANKLIN FINANCIAL SERVICES CORPORATION:

Notice is hereby given that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of FRANKLIN FINANCIAL SERVICES CORPORATION, Chambersburg, Pennsylvania, will be held on Tuesday, April 29, 2014, at 9:00 a.m. at The Orchards Restaurant, 1580 Orchard Drive, Chambersburg, Pennsylvania, for the purpose of considering and voting upon the following matters:

1.           ELECTION OF DIRECTORS. To elect the four nominees identified in the accompanying Proxy Statement as directors to Class A for the term specified.

2.           SAY-ON-PAY. To provide a non-binding advisory vote approving the compensation paid to our named executive officers.

3.           RATIFICATION OF THE SELECTION OF AUDITORS. To ratify the Audit Committee’s selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm for 2014.

4.           OTHER BUSINESS. To consider other business, if any, as may properly be brought before the meeting and any adjournments thereof.

Your Board of Directors recommends that you vote FOR the election as directors to Class A the four nominees identified in the accompanying Proxy Statement; FOR approval of the compensation paid to our named executive officers; and FOR the ratification of the selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm.

Only those shareholders of record at the close of business on March 10, 2014 shall be entitled to notice of and to vote at the Annual Meeting.

This year we are taking advantage for the first time of the Securities and Exchange Commission Rule allowing companies to furnish proxy materials to their shareholders by the Internet. We have mailed to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Notice of Annual Meeting of Shareholders and the accompanying proxy statement, annual report and proxy card by the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how you may receive a paper copy of the proxy materials.

The Notice of Internet Availability of Proxy Materials was mailed to our shareholders on or about March 17, 2014. This Notice of Annual Meeting of Shareholders and the accompanying proxy statement, annual report and proxy card are being made available to shareholders on or about March 17, 2014.

Please mark, date and sign the proxy card and return it by mail in the enclosed postage paid envelope as soon as possible, whether or not you plan to attend the meeting. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

A copy of the Annual Report of Franklin Financial Services Corporation is enclosed.

You are cordially invited to attend the meeting and the breakfast which will precede the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CATHERINE C. ANGLE
Secretary

Enclosures

March 17, 2014

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ADVISORY VOTE ON COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS (“Say-On-Pay”)	25

AUDIT COMMITTEE REPORT	26

relationship with independent public accountants	27

General Information	27
Information About Fees	27
Audit Committee Pre-Approval Policies and Procedures	28

INFORMATION CONCERNING RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28

ADDITIONAL INFORMATION	28

Key Employees	29
Transactions with Related Persons	29
Compliance with Section 16(a) of the Exchange Act	30
Shareholder Communication with the Board of Directors	30
Householding of Proxy Materials	30
Annual Report on Form 10-K	30

OTHER MATTERS	31

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GENERAL INFORMATION

We are making this Proxy Statement, the Notice of Annual Meeting of Shareholders, Annual Report and proxy card available to our shareholders by the Internet. On or about March 17, 2014, we mailed to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Notice of Annual Meeting of Shareholders and the accompanying proxy statement, annual report and proxy card by the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how you may receive a paper copy of the proxy materials.

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of Franklin Financial Services Corporation (hereinafter, "Franklin Financial" or the "Company") will be held on Tuesday, April 29, 2014, at 9:00 a.m. at The Orchards Restaurant, 1580 Orchard Drive, Chambersburg, Pennsylvania.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 10, 2014 are entitled to notice of and to vote at the meeting.

Purpose of Meeting

Shareholders will be asked to consider and vote upon the following matters at the Annual Meeting; (i) the election of four (4) directors to Class A; (ii) to provide a non-binding advisory vote approving the compensation paid to our named executive officers as disclosed in this proxy statement (“Say-On-Pay”); (iii) to ratify the Audit Committee’s selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm for 2014; and (iv) such other business as may be properly brought before the meeting and any adjournments thereof.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Franklin Financial for use at the Annual Meeting and any adjournments thereof.

The expense of soliciting proxies will be borne by Franklin Financial. In addition to the use of the mails and the Internet, the directors, officers, and employees of Franklin Financial and of any subsidiary may, without additional compensation, solicit proxies personally or by telephone.

Farmers and Merchants Trust Company of Chambersburg (hereinafter, "F&M Trust") is a wholly owned subsidiary of Franklin Financial. This Proxy Statement, while prepared in connection with the Annual Meeting of Shareholders of Franklin Financial, contains certain information relating to F&M Trust which will be identified where appropriate.

Revocability and Voting of Proxies

The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Catherine C. Angle, Secretary of Franklin Financial, at any time before the proxy is voted at the meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the four nominees identified in this Proxy Statement as directors to Class A; FOR approval of the compensation paid to our named executive officers as disclosed in this proxy statement; and FOR the ratification of the Audit Committee’s selection of BDO USA, LLP as the company’s independent registered public accounting firm for 2014. The enclosed proxy confers upon the persons named as proxies therein discretionary authority to vote the shares represented thereby on all matters that may come before the meeting in addition to the scheduled items of business, including unscheduled shareholder proposals and matters incident to the conduct of the meeting. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, the shares represented by any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Franklin Financial.

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Shares held for the account of shareholders who participate in the Dividend Reinvestment Plan will be voted in accordance with the instructions of each shareholder as set forth in his proxy. If a shareholder who participates in the Dividend Reinvestment Plan does not return a proxy, the shares held for his account under the Dividend Reinvestment Plan will not be voted.

Voting of Shares and Principal Holders Thereof

At the close of business on December 31, 2013, Franklin Financial had issued and outstanding 4,168,673shares of common stock. There is no other class of stock outstanding.

A majority of the outstanding shares of common stock present in person or by proxy will constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. In the case of the election of directors, the four candidates receiving the highest number of votes shall be elected directors of Franklin Financial. Accordingly, in the absence of a contested election, votes withheld from a particular nominee or nominees, abstentions and broker non-votes will not influence the outcome of the election. A majority of the votes cast by shareholders present in person or by proxy and entitled to vote at a meeting at which a quorum is present is required to approve each of the other proposals. Abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on whether or not a proposal is approved.

To the knowledge of Franklin Financial, no person owned of record or beneficially on December 31, 2013 more than five percent of the outstanding shares of common stock of Franklin Financial.

Shares Held in Street Name

If your shares are held in "street name" by your bank or broker or other intermediary, you will receive voting instructions from your intermediary which you must follow in order for your shares to be voted in accordance with your directions. Many intermediaries permit their clients to vote via the internet or by telephone. Whether or not internet or telephone voting is available, you may vote your shares by returning the voting instruction card which you will receive from your intermediary.

Shareholder Proposals

Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (hereafter, the "SEC") and Section 2.4 of the Bylaws of Franklin Financial, shareholder proposals intended to be presented at the 2015 Annual Meeting of the shareholders of Franklin Financial must be received at the executive offices of Franklin Financial no later than November 17, 2014, nor earlier than October 18, 2014, in order to be eligible for inclusion in the proxy statement and proxy form to be prepared by Franklin Financial in connection with the 2015 Annual Meeting. A shareholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 and the Bylaws of Franklin Financial is not required to be included in Franklin Financial’s proxy statement and proxy form and may not be presented at the 2015 Annual Meeting. All shareholder proposals should be sent to: Franklin Financial Services Corporation, Attention: President, 20 South Main Street, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 29, 2014.

The Proxy Statement and the 2013 Annual Report to Shareholders are available at:

http://www.cfpproxy.com/7526

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Recommendations of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election as directors to Class A of the four nominees identified in this Proxy Statement.

The Board of Directors recommends that the shareholders vote FOR approval of the compensation paid to our named executive officers as disclosed in this proxy statement.

The Board of Directors recommends that the shareholders vote FOR the ratification of the Audit Committee’s selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm for 2014.

INFORMATION CONCERNING CORPORATE
GOVERNANCE POLICIES, PRACTICES AND PROCEDURES

Franklin Financial is and always has been committed to the highest ideals in the conduct of its business and to observing sound corporate governance policies, practices and procedures.

In order to comply with the requirements of the Sarbanes-Oxley Act and related SEC rules and regulations, Franklin Financial has taken a number of actions which are intended to strengthen and improve its commitment to sound corporate governance. These actions include the following:

•          The Board of Directors has adopted formal Corporate Governance Guidelines, a copy of which is posted on Franklin Financial's website at www.franklinfin.com.

•          The Board of Directors has adopted a Supplemental Code of Business Ethics and Conduct for Directors and Executive Officers that focuses on issues of ethical business conduct relating to conflicts of interest, which is posted on Franklin Financial’s website at www.franklinfin.com.

•          The Board of Directors has adopted a Code of Ethics Applicable to Senior Executives addressing the integrity of Franklin Financial’s periodic reports filed with the Securities and Exchange Commission and other public communications, and compliance with all applicable governmental rules and regulations, as required by the Sarbanes-Oxley Act and related SEC rules and regulations, which is posted on Franklin Financial’s website at www.franklinfin.com.

•          The Board of Directors has adopted written charters for its Audit, Personnel and Nominating and Corporate Governance Committees, copies of which are posted on Franklin Financial's website at www.franklinfin.com.

Pursuant to the terms of its Corporate Governance Guidelines, Franklin Financial’s "independent directors" meet at least quarterly in executive session (i.e., without the presence of the Chief Executive Officer or other members of Franklin Financial's management).

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INFORMATION CONCERNING THE ELECTION OF DIRECTORS

General Information

The Bylaws of Franklin Financial provide that the Board of Directors shall consist of not less than 5 nor more than 25 persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws further provide that the directors of each class shall be elected for a term of three years so that the term of office of one class of directors shall expire in each year. Finally, the Bylaws provide that the number of directors in each class of directors shall be determined by the Board of Directors.

A majority of the Board of Directors may increase the number of directors between meetings of shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until his successor is duly elected by the shareholders at the next Annual Meeting at which directors in his class are elected.

The Board of Directors has determined that the Board shall consist of 12 directors. There are 4 directors whose terms of office will expire at the 2014 Annual Meeting and 8 continuing directors whose terms of office will expire at the 2015 or 2016 Annual Meeting. The Board of Directors has nominated the following persons for election to the Board of Directors at the 2014 Annual Meeting for the term specified below:

CLASS A

For a Term of Three Years

G. Warren Elliott	Stanley J. Kerlin	William E. Snell, Jr.	Martha B. Walker

In the event that any of the foregoing nominees is unable to accept nomination or election, the shares represented by any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors of Franklin Financial may recommend. However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director if elected.

Nominations for Election of Directors

In accordance with Section 3.5 of the Bylaws of Franklin Financial, any shareholder of record entitled to vote for the election of directors who is a shareholder on the record date and on the date of the meeting at which directors are to be elected may nominate a candidate for election to the Board of Directors, provided that the shareholder has given proper written notice of the nomination, which notice must contain certain prescribed information and must be delivered to the President of Franklin Financial not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The Chairman of the meeting must determine whether a nomination has been made in accordance with the requirements of the Bylaws and, if he determines that a nomination is defective, such nomination and any votes cast for the nominee shall be disregarded.

Shareholders may also recommend qualified persons for consideration by the Nominating and Corporate Governance Committee to be included in Franklin Financial's proxy materials as a nominee of the Board of Directors. A shareholder who wishes to make such a recommendation must submit his recommendation in writing addressed to the Chairman of the Board, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010. The recommendation must include the proposed nominee's name and qualifications and must be delivered not less than 120 days prior to the anniversary date of the immediately preceding annual meeting.

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Nominating and Corporate Governance Committee Process for the Selection and Evaluation of Nominees

Franklin Financial's Corporate Governance Guidelines identify the qualifications expected of a member of the Board of Directors and set forth the criteria to be applied by the Nominating and Corporate Governance Committee in evaluating candidates who will be recommended to the Board of Directors as nominees for election to the Board. A candidate must possess good business judgment and must be free of any relationship which would compromise his ability to properly perform his duties as a director. A candidate must have sufficient financial background and experience to be able to read and understand financial statements and to evaluate financial performance. A candidate should have proven leadership skills and management experience and should be actively involved in the community served by Franklin Financial and its subsidiaries. A candidate must be willing and able to commit the time and attention necessary to actively participate in Board affairs. In addition, a candidate must be a person of integrity and sound character. Although the Nominating and Corporate Governance Committee does not have a policy with regard to considering diversity in identifying nominees for director, the Nominating Committee does consider whether a candidate’s age, background, skills and experience will compliment or supplement those of other members of the Board of Directors in order to achieve an appropriate balance and diversity of such qualities and characteristics.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated or otherwise arises, the Nominating and Corporate Governance Committee typically considers and interviews several potential candidates for appointment to fill the vacancy. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, shareholders and other persons. These candidates are evaluated by the Nominating and Corporate Governance Committee and may be considered at any time during the year. In evaluating potential nominees, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, skills and experience on the Board. The Nominating Committee does not engage third party consultants in connection with the identification or evaluation of potential nominees.

The Nominating and Corporate Governance Committee will consider persons recommended by shareholders as potential nominees for election to the Board of Directors, provided that recommendations are made in accordance with the procedures described above under the caption "Nominations for Election of Directors." A potential nominee who is recommended by a shareholder will be evaluated by the Nominating and Corporate Governance Committee in the same fashion as other persons who are considered by the Committee as potential candidates for election to the Board of Directors.

Director Independence

The Board of Directors has determined that each of the following directors is an "independent director," as such term is defined in the NASDAQ Stock Market Rules: Charles S. Bender, II, Martin R. Brown, G. Warren Elliott, Daniel J. Fisher, Donald A. Fry, Allan E. Jennings, Jr., Richard E. Jordan, III, Stanley J. Kerlin, Donald H. Mowery, Stephen E. Patterson, and Martha B. Walker.

Information about Nominees, Continuing Directors and Executive Officers

Information concerning the four persons nominated for election to Class A of the Board of Directors of Franklin Financial at the 2014 Annual Meeting and concerning the eight continuing directors follows.

CLASS A DIRECTORS (Term expires 2014)

G. Warren Elliott

Age: 59

Year Became Director: 1991

Vice Chairman of the Board since 2010

Chairman of the Board since 2012

Committees: ALCO, Audit, Credit Risk Oversight, Executive (Chair), Nominating and Corporate Governance (Chair), and Personnel (Chair)

Mr. Elliott graduated with honors with a B.A. in Public Administration and an M.S. in Public Administration from Shippensburg University in 1976 and 1977 respectively. He is a Distinguished Alumnus from Shippensburg University and a Distinguished Alumnus and Centennial Fellow from Penn State Mont Alto.

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Mr. Elliott is currently President of Cardinal Crossings, Inc. and CCI Properties, LLC, municipal government consulting and real estate investment firms. From 1991 to 1995 he served as an adjunct faculty member at Shippensburg University teaching state and local government. Mr. Elliott also served Franklin County as a Commissioner in 1987 and from 1996–2007. As a Commissioner, he served as Chairman of the Board. Mr. Elliott has received numerous civic awards with the most recent FCADC – Zane Miller Award received in 2010. Mr. Elliott has served and continues to serve on the Boards of numerous organizations within this Company’s trade area. He also serves as President of the Pennsylvania Fish and Boat Commission, and he is a member of the Chesapeake Bay Commission and the Mid-Atlantic Fisheries Management Council.

The Board values the considerable knowledge relative to the county and local government that Mr. Elliott provides. His knowledge of business and sales provides valuable insight to the growth of the Company. As a Commissioner, Mr. Elliott was responsible for a considerable number of employees and agencies with the County. Mr. Elliott is a well-known and respected member of the community and the market area served by the Company.

Stanley J. Kerlin

Age: 60

Year Became Director: 2006

Committees: ALCO, Credit Risk Oversight and Trust

Mr. Kerlin graduated Cum Laude with a B.A. Degree in History from Elizabethtown College in 1976 and a J.D. Degree from Dickinson School of Law in 1979.

Mr. Kerlin has engaged in the active practice of law for over 30 years and has owned and operated his own law practice as both a partner and a sole practitioner. Mr. Kerlin continues to be active in his church and in several community and political organizations within this Company's trade area.

Mr. Kerlin's knowledge of business and management provide valuable insight to the Board, and the Directors value Mr. Kerlin’s legal expertise. Mr. Kerlin is a respected member of his community and the market that he represents.

William E. Snell, Jr.

Age: 65

Year Became Director: 1995

Mr. Snell has served as the President and Chief Executive Officer since joining the Company in 1995. He graduated Cum Laude with a Bachelor of Arts Degree from Dickinson College in 1969 and a Master of Business Administration Degree from Tulane University Graduate School of Business Administration in 1971.

Mr. Snell’s banking career has spanned over 40 years where he has worked in numerous positions and departments with direct responsibility for building revenues and profits beginning with Meridian Bank in 1971. Throughout his career, Mr. Snell has played a significant role in all areas of bank business. Mr. Snell has served and continues to serve on a number of Boards and organizations in the Company's trade area. In 2002, Mr. Snell was awarded the Chambersburg Chamber of Commerce's "Business Person of the Year" Award.

The Pennsylvania Banking Code requires that a bank president be a member of the bank’s Board of Directors. In addition, the Board believes that it is important that the President, who also is the Chief Executive Officer, serve as a Director so that the President may interact with his fellow directors on a peer to peer basis. In addition, Mr. Snell's breadth of experience, tenure, and strong leadership ethics provide unparalleled insights into the history, current operation, and strategic vision of F&M Trust and Franklin Financial. Mr. Snell is a respected member of the community and a respected leader for the Company’s 300 employees.

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Martha B. Walker

Age: 67

Year Became Director: 1979

Committees: Credit Risk Oversight (Chair), Executive, Nominating and Corporate Governance, and Trust

Ms. Walker graduated from the Dickinson School of Law in 1972 with a Juris Doctor degree.

She has served as a practicing attorney for over 40 years handling domestic relations, estate administration, real estate transactions, small business and estate planning and has been a managing partner for law firms for over 30 years. Ms. Walker currently is a partner in the law firm of Walker, Connor and Spang, LLC. Previously, she worked as a partner in the firm of Barley, Snyder, Senft & Cohen, LLC from 1998 to 2006. Ms. Walker has also worked as an Assistant Professor for Wilson College and Penn State Mont Alto. She has been a business owner and director of Baum Publishing Company, Inc., a weekly newspaper in Bucks County, Pennsylvania, for 15 years. Ms. Walker has been the Chairman or President of numerous non-profit organizations and continues to serve on the Boards of a number of organizations in this Company's trade area. Numerous honors and awards include being the first woman member of the Franklin County Bar Association, first woman President of the Franklin County Bar Association, and first woman in Franklin County named to a local bank Board of Directors.

Ms. Walker's wide range of knowledge has been a valuable asset to the Company. Her tenure on the Board speaks to a high level of dedication to the Company, shareholders, and employees. Ms. Walker's business and management abilities have contributed to the continued growth of the Company, and the Directors value Ms. Walker’s legal expertise. Ms. Walker is well known in the community and is a valuable member of the many organizations where she serves.

CLASS B DIRECTORS (Term expires 2016)

Charles S. Bender, II

Age: 69

Year Became Director: 1981

Committees: Executive, ALCO, Audit (Chair), Credit Risk Oversight, Executive, and Nominating and Corporate Governance

Mr. Bender graduated with a BA degree in Economics from Susquehanna University in 1967.

From 1967 through 1974 he was employed as an FDIC Bank Examiner. Mr. Bender was employed by F&M Trust/Franklin Financial from 1975 until his retirement in 2002. He worked in a variety of positions and departments within the Company from Manager of the Loan Portfolio to Executive Vice President of F&M Trust and Franklin Financial at the time of his retirement. Mr. Bender currently serves on the Boards of non-profit organizations within this Company's trade area.

Our Board values the extensive banking and regulatory experience Mr. Bender brings to the Company. His knowledge of loan and financial and accounting issues is a valuable asset to the Company. Mr. Bender's participation on the boards of local organizations provides him with considerable knowledge of the market areas served by the Company. As a life-long resident of this area, Mr. Bender is a respected member of the community and provides positive exposure for the Company.

Martin R. Brown

Age: 62

Year Became Director: 2006

Committees: Audit, Personnel, and Trust

Mr. Brown graduated with honors from the Pittsburgh Institute of Mortuary Science in 1973.

He is a licensed Pennsylvania Funeral Director who operates three family owned funeral homes within this Company's trade area. Additionally, Mr. Brown is President of M.R. Brown Management, Inc. where he is the managing general partner of Marymart Family LP, which owns Sandy Ridge Station Mall. Along with his wife, Mr. Brown is the owner of the Sandy Ridge Market which is a full service grocery store located at the Sandy Ridge Station Mall. Mr. Brown oversees a number of individuals that are employed by his companies on a daily basis. Mr. Brown has served and continues to serve on the Boards of numerous organizations within the Company's trade area.

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Mr. Brown's entrepreneurial background and business management expertise provide our Board with important qualities and insights. His participation as a director on numerous Boards in the market area Mr. Brown represents provides the Company with considerable insight and positive exposure. Mr. Brown is a respected member of his community and the market area that he represents.

Allan E. Jennings, Jr.

Age: 64

Year Became Director: 2002

Committees: ALCO, Audit, Personnel, and Credit Risk Oversight

Mr. Jennings graduated with honors from Lehigh University in 1971 with a B.S. in Industrial Engineering. He has been President and COO of Jennings Chevrolet Oldsmobile Cadillac, Inc. (dba Jennings Chevrolet Buick GMC) for the past 27 years. This corporation has been a market leader throughout Mr. Jennings' ownership. Mr. Jennings is a former director and past Chairman of the Pennsylvania Automotive Association. In this position Mr. Jennings has gained additional leadership experience and knowledge of the automotive industry in Pennsylvania.

Mr. Jennings' entrepreneurial background and management expertise provide the Board with considerable knowledge and insight. His knowledge of sales and marketing are valuable to the continued growth of the Company. Mr. Jennings oversees a large number of employees on a daily basis. His participation on a number of local boards provides valuable information relative to the market area that he represents. A life-long resident of the area, Mr. Jennings is well respected within the community and provides positive exposure for the Company.

Stephen E. Patterson

Age: 69

Year Became Director: 1998

Committees: ALCO (Chair), Executive, Nominating and Corporate Governance, and Trust

Mr. Patterson graduated from both Gettysburg College and Wake Forest University School of Law.

He is a practicing attorney with over 40 years of experience in the areas of business law, real estate, and estate planning and administration. From 2005 until 2008 Mr. Patterson was a shareholder and practicing attorney in the law firm of Patterson & Kiersz, P.C. Effective in September of 2008, Mr. Patterson became a principal and practicing attorney in the law office of Salzmann Hughes, P.C. Additionally from 2005 through December 2009, he was a shareholder and officer in Antietam Abstract Company, a licensed title insurance agency. Mr. Patterson has served and continues to serve on the Boards of numerous organizations within the Company’s trade area.

Mr. Patterson’s knowledge of business and management provide valuable insight to the Board, and the Directors value Mr. Patterson's legal expertise. Mr. Patterson is a respected member of his community and provides positive exposure for the Company in the market that he represents.

CLASS C DIRECTORS (Term expires 2015)

Daniel J. Fisher

Age: 57

Year Became Director: 2010

Committees: ALCO, Audit, and Personnel

Mr. Fisher graduated from Muhlenberg College with a B.A. in Business Administration in 1978 and from Lehigh University with a MS in Management Science in 1986.

Mr. Fisher's career in manufacturing has spanned over a 35-year period. He has served as President and CEO of D. L. Martin Company since 1998 and oversees a number of employees on a daily basis. Mr. Fisher is very active in his community and the market area that he represents. He has served and continues to serve on a number of Boards in the Company's trade area. As a respected member of his community, Mr. Fisher provides positive exposure for the Company in the market that he represents.

Mr. Fisher’s knowledge of business and management provide valuable insight to the Board. Mr. Fisher’s manufacturing background brings a new dimension to the Board.

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Donald A. Fry

Age: 64

Year Became Director: 1998

Committees: Executive, Personnel, and Trust (Chair)

Mr. Fry graduated from Waynesburg University in 1973 with a B.A. in Accounting and Economics.

Mr. Fry currently serves as Chairman of the Board of ANDOCO, Inc. which trades as Cumberland Valley Rental. Although retired from the day-to-day operations, Mr. Fry continues to be active in the company. He has served and continues to serve on the Boards of numerous organizations within this Company's trade area.

Mr. Fry's entrepreneurial and business expertise provide our Board with important qualities and insights. His accounting background is a valuable asset to the Board. As a life-long resident of the area, Mr. Fry is well known and respected in his community and provides positive exposure for the Company in the market area that he represents.

Richard E. Jordan, III

Age: 41

Year Became Director: 2012

Committees: ALCO and Credit Risk Oversight

Mr. Jordan joined the Board of Directors by appointment on December 13, 2012. He graduated from Dickinson College in 1995 with a Bachelor of Arts Degree.

Since 2003, Mr. Jordan has served as Vice President and C. O. O. of Smith Land and Improvement Corporation, located in Camp Hill, a commercial real estate development business with new and existing developments in Central Pennsylvania. In his role as Vice President and C. O. O., Mr. Jordan is instrumental in all facets of development and management including selling, leasing, property management, and tenant relations. Mr. Jordan was named as one of Central Penn Business Journal’s “Forty Under 40” in 2011. Mr. Jordan is a well-known and respected member of his community and serves on numerous Boards in the company’s trade area.

Mr. Jordan’s business and leadership expertise will provide our Board with valuable insight and knowledge, and he presents a positive image in the market that he represents.

Donald H. Mowery

Age: 62

Year Became Director: 2010

Committees: Audit, Credit Risk Oversight, and Nominating and Corporate Governance

Mr. Mowery has served as the third-generation President of R. S. Mowery & Sons, Inc. since 1984. His career in the construction industry spans over 46 years, beginning as a laborer in 1968 and advancing through various positions over the years. Additionally, as managing partner of RSM Associates, LP, Mr. Mowery has been involved in real estate development focusing on business parks and industrial parks. He has served and continues to serve on a number of boards in the Company’s trade area.

Mr. Mowery received a B.S. in Civil Engineering in 1974 from Drexel University. He has completed advanced level studies in engineering and construction management from the Pennsylvania State University. Mr. Mowery is a registered Professional Engineer.

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Mr. Mowery’s business and leadership expertise provide our Board with extensive qualities and insights, particularly pertaining to the construction industry, real estate development, and family businesses. As a life-long resident of the area, Mr. Mowery is a well-known and respected member of the community, which provides positive exposure for the Company in the market that he represents. Mr. Mowery’s construction background and real estate development experience brings a new dimension to the Board.

The following table includes information concerning shares of Franklin Financial common stock owned beneficially by directors, nominees, and executive officers who are named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and by all directors and executive officers as a group. There are no family relationships between or among any of the Company's executive officers, directors or nominees.

	Shares of Stock of Franklin		Percentage of Total
	Beneficially Owned as of		Outstanding Shares as of
Name	12/31/13 (1)		12/31/13 (2)

Charles S. Bender, II	70,190	(3)	1.69%
Martin R. Brown	5,516
Ronald L. Cekovich	8,593	(4)
G. Warren Elliott	4,350
Daniel J. Fisher	7,251
Donald A. Fry	5,661
Mark R. Hollar	9,868	(5)
Allan E. Jennings, Jr.	11,816	(6)
Richard E. Jordan, III	618
Stanley J. Kerlin	27,799	(7)
Donald H. Mowery	23,139
Stephen E. Patterson	4,000
Lise M. Shehan	449	(8)
William E. Snell, Jr.	38,310	(9)
Jane B. Tompkins	0
Martha B. Walker	5,583
All Directors and Executive
Officers as a group (16 Persons)	223,143		5.35%

________________________

(1)	Beneficial ownership of shares of the common stock of Franklin Financial is determined in accordance with SEC Rule 13d-3, which provides that a person shall be deemed to own any stock with respect to which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or to direct the disposition of the stock. A person is also deemed to own any stock which he has the right to acquire within 60 days through the exercise of an option or conversion right, through the revocation of a trust or similar arrangement, or otherwise. Unless otherwise stated, each director and executive officer has sole voting and investment power with respect to the shares shown above or holds the shares jointly with his or her spouse.
(2)	Unless otherwise stated, the number of shares shown represents less than one percent of the total number of shares of common stock outstanding.
(3)	Includes 26,250 shares held in the name of Mr. Bender’s spouse.
(4)	Includes options issued under the Incentive Stock Option Plan to purchase 6,750 shares and options issued under the Employee Stock Purchase Plan to purchase 401 shares.
(5)	Includes options issued under the Incentive Stock Option Plan to purchase 7,450 shares and options issued under the Employee Stock Purchase Plan to purchase 532 shares; and, 575 shares held by Mr. Hollar as custodian under Uniform Gift to Minors Act accounts for the benefit of his children.
(6)	Includes 8,283 shares held in the name of Mr. Jennings’ spouse.
(7)	Includes 3,758 shares held by Mr. Kerlin as co-trustee of the Kerlin Family Trust and 21,158 shares with respect to which Mr. Kerlin holds power of attorney.
(8)	Options issued under the Employee Stock Purchase Plan to purchase 449 shares.
(9)	Includes options issued under the Incentive Stock Option Plan to purchase 11,250 shares and options issued under the Employee Stock Purchase Plan to purchase 869 shares.

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Meetings of the Board of Directors

Franklin Financial's Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board of Directors, meetings of the committees on which they serve, and the annual meeting of shareholders. The Boards of Directors of the Company and of F&M Trust met a total of 33 times during 2013. All directors attended 75% or more of the aggregate number of meetings of the Boards of Directors and of the various committees of the Boards of Directors on which they served, and all directors attended the annual meeting of shareholders in 2013.

The following table provides certain summary information concerning the total compensation paid or accrued by Franklin Financial and F&M Trust in 2013 to each non-employee member of the Board of Directors.

2013 DIRECTOR COMPENSATION

					Change in
	Fees Earned			Non-Equity	Pension Value and
	or Paid	Stock	Option	Incentive Plan	Nonqualified Deferred	All Other
	in Cash (1)	Awards	Awards	Compensation	Compensation Earnings	Compensation		Total (2)
Name	($) (a)	(b)	(c)	($) (d)	(e)	($) (f)		($) (g)
Charles S. Bender, II	36,763	-	-	-	-	23,772	(3)	60,535
Martin R. Brown	34,163	-	-	-	-	1,510	(4)	35,673
G. Warren Elliott	53,953	-	-	-	-	-		53,953
Daniel J. Fisher	30,338	-	-	-	-	-		30,338
Donald L. Fry	32,888	-	-	-	-	-		32,888
Allan E. Jennings, Jr.	32,463	-	-	-	-	-		32,463
Richard E. Jordan, III	28,213	-	-	-	-	-		28,213
Stanley J. Kerlin	33,313	-	-	-	-	-		33,313
Donald H. Mowery	28,213	-	-	-	-	-		28,213
Stephen E. Patterson	31,613	-	-	-	-	-		31,613
Martha B. Walker	32,038	-	-	-	-	16,392	(5)	48,430

(1)	The amount reported is the aggregate dollar value of all fees earned (even if deferred) or paid in cash for services as a director in 2013, including annual retainer fees, committee and/or chairmanship fees and meeting fees.

(2)	The amount reported is the aggregate dollar value of total compensation earned in 2013 and is equal to the sum of the amounts reported in columns (a) through (f).

(3)	The amount reported includes the annual premium of $4,464 paid by Franklin Financial on a split-dollar life insurance policy maintained for the benefit of the director and $19,308 accrued in 2013 under a deferred compensation arrangement known as the Brick Plan in effect from 1982 through 1988.

(4)	The amount reported includes the annual premium paid by Franklin Financial on a split-dollar life insurance policy maintained for the benefit of the director.

(5)	The amount reported includes amounts accrued in 2013 under a deferred compensation arrangement known as the Brick Plan in effect from 1982 through 1988.

Each director of Franklin Financial who is not a salaried officer of Franklin Financial or F&M Trust was paid by Franklin Financial an annual retainer fee of $9,100 and a fee of $425 for each committee meeting attended. Each director of Franklin Financial is also a director of F&M Trust. Each Director of F&M Trust who is not a salaried officer of Franklin Financial or F&M Trust was paid by F&M Trust an annual retainer fee of $15,288 and a fee of $425 for each committee meeting attended. In addition to the foregoing annual retainer fees and meeting attendance fees, the Chairman of the Audit Committee received an annual retainer fee of $6,000. The Chairman of the Board received an additional annual retainer fee of $20,640.

Director fees payable by F&M Trust are eligible to be deferred pursuant to the Farmers and Merchants Trust Company of Chambersburg Directors’ Deferred Compensation Plan (the “Director Deferred Compensation Plan”). Participation in the Director Deferred Compensation Plan is voluntary and each participant may elect each year to defer all or a portion of their F&M Trust director’s fees. Each participant directs the investment of their own account among various publicly available mutual funds designated by the Bank’s Investment and Trust Services department. Growth of each participant’s account is a result of investment performance and is not the result of an interest factor or interest formula established by the participant or the Bank. The balance in such director’s deferred benefit account is payable to him or to his designated beneficiary in a lump sum within 60 days upon the first to occur of his retirement from the Board or death, except that F&M Trust may, at its option, elect to pay such balance over a period of up to five years. Directors participating in this plan and amounts deferred for 2013 include Ms. Walker $15,288, Mr. Brown $15,288, Mr. Fisher $15,288, and Mr. Fry $15,288.

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In January of 2008, the Board of Directors adopted the Director Pay for Performance Program (the "Pay for Performance Program") under the terms of which non-employee directors are eligible to receive an annual cash bonus if Franklin Financial achieves certain financial targets established in advance by the Board. The financial targets are expressed in terms of the average annual increase in diluted earnings per share over rolling measurement periods of three calendar years each. (For example, for 2013 the three-year measurement period consisted of calendar years 2011, 2012, and 2013.) The target bonus payable under the Pay for Performance Program is an amount equal to 10% of the retainer fees earned by a participant during the third calendar year of a three year measurement period. For example, if a participating director earned retainer fees of $21,000 in 2013, his target bonus would be $2,100. A participating director may receive a bonus which is more or less than the target bonus, depending upon the extent to which Franklin Financial meets or exceeds the financial target established by the Board for the three-year measurement period involved. If the average increase in Franklin Financial's diluted earnings per share during the three year period ending on December 31, 2013 is less than 5%, the director in this example would be entitled to receive a cash bonus equal to 50% of his target bonus or $1,050 ($21,000 x 10% x 50%). If the average increase in diluted earnings per share during the measurement period is between 5 % and 7.99%, the director would be entitled to receive a cash bonus equal to 100% of his target bonus or $2,100 ($21,000 x 10% x 100%). If the average increase in diluted earnings per share during the measurement period is 0% or less, no bonus is earned. The amount of the cash bonus can be as much as 150% of the director's target bonus, or $3,150 in this example, if the average increase in diluted earnings per share during the measurement period is greater than 10% ($21,000 x 10% x 150%). Bonuses earned under the Pay for Performance Program are paid in the second quarter of the calendar year next following the third calendar year of the three-year measurement period.

The Personnel Committee met in February 2014 to address the Directors Pay for Performance Program. The Company’s average annual change in diluted earnings per share for calendar years 2011 through 2013 was approximately (7.13%) which was below the target range previously established by the Committee. Accordingly, in accordance with the principles discussed above, there will be no Directors’ Pay for Performance payout in 2014 for 2013.

At the February 2014 meeting, the Personnel Committee also established financial targets applicable to payouts under the Directors’ Pay for Performance Program for 2014.

Director fees payable by F&M Trust from 1982 to 1988 were eligible to be deferred under a deferred compensation arrangement known as the Brick Plan. The components of the plan were life insurance policies on the lives of the participating directors with the Bank as beneficiary and an individual agreement between the Bank and each director that outlined future payments to the director commencing at age 65. The director is to be paid a fixed amount monthly over a ten year period beginning at age 65. Directors who received payouts were Mr. Bender and Ms. Walker.

BOARD STRUCTURE AND COMMITTEES

Leadership of the Board of Directors is placed in an independent Chairman. The Board performs its risk management oversight role through its committee structure. In addition to the Audit, Nominating and Corporate Governance, and Personnel committees described below, the Board also has Asset-Liability, Credit Risk Oversight, and Investment and Trust committees. An independent director chairs each of these committees. Board members are selected to serve on committees where it is believed that their knowledge and experience will be most beneficial to the Corporation. Each board committee meets at least quarterly.

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Audit Committee

Members of the Audit Committee during 2013 were Mr. Bender - Chairman, Messrs. Brown, Elliott, Fisher, Jennings, and Mowery. The Audit Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over the integrity of Franklin Financial's financial statements, Franklin Financial's compliance with applicable legal and regulatory requirements and the performance of Franklin Financial's internal audit function. The Audit Committee is responsible for the appointment, compensation, oversight and termination of Franklin Financial's independent auditors and regularly evaluates the independent auditors' independence from Franklin Financial and Franklin Financial's management. The Audit Committee reviews and approves the scope of the annual audit and is also responsible for, among other things, reporting to the Board on the results of the annual audit and reviewing the financial statements and related financial and nonfinancial disclosures included in Franklin Financial's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Audit Committee also reviews Franklin Financial's disclosure controls and procedures and internal controls. The Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement and oversees investigations into complaints concerning accounting and auditing matters. The Audit Committee also meets periodically with Franklin Financial's independent auditors and with Franklin Financial's internal auditors outside of the presence of management and has authority to retain outside legal, accounting and other professionals to assist it in meeting its responsibilities.

The Audit Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com. All members of the Audit Committee were at all times during 2013 "independent directors" as such term is defined by the rules of the NASDAQ Stock Market. The Board of Directors has not designated an "audit committee financial expert" as such term is defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations because it believes that each member of the Audit Committee is qualified in terms of background and experience to perform his duties as a member of that Committee and because it believes that an audit committee financial expert is not necessary in light of Franklin Financial's size, the nature of its business and the relative lack of complexity of its financial statements. The Audit Committee met seven times during 2013.

Nominating and Corporate Governance Committee

Members of the Nominating and Corporate Governance Committee during 2013 were Mr. Elliott - Chairman, Ms. Walker and Messrs. Bender, Mowery, and Patterson. The Nominating and Corporate Governance Committee is responsible, among other things, for recommending to the Board of Directors persons to be nominated for election to the Board, persons to be appointed to fill vacancies on the Board and persons to be elected as officers of the Board. The Nominating and Corporate Governance Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com. All members of the Nominating Committee were at all times during 2013 “independent directors” as such term is defined by the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee met one time in 2013.

Personnel Committee

Members of the Personnel Committee during 2013 were Mr. Elliott - Chairman, and Messrs. Brown, Fisher, Fry and Jennings. The Personnel Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over Franklin Financial's compensation policies and procedures. The Personnel Committee is responsible for, among other things, administering and making grants and awards under the Incentive Stock Option Plan of 2013 and the Employee Stock Purchase Plan. The Personnel Committee is also responsible for annually evaluating the compensation of Franklin Financial's Chief Executive Officer. The Personnel Committee also prepares the Compensation Committee Report on Executive Compensation for inclusion in the annual proxy statement. The Personnel Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com. All members of the Personnel Committee were at all times during 2013 "independent directors" as such term is defined by the rules of the NASDAQ Stock Market. The Personnel Committee met six times during 2013.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel Committee is an employee or former employee of Franklin Financial or F&M Trust. There were no compensation committee "interlocks" at any time during 2013, which in general terms means that no executive officer or director of Franklin Financial served as a director or member of the compensation committee of another entity at the same time as an executive officer of such other entity served as a director of Franklin Financial.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Personnel Committee of the Company's Board of Directors administers the Company's executive compensation program. The Company currently has nine senior officers (the President and Chief Executive Officer and eight subordinate officers) who have been designated as senior officers by the Board. The Personnel Committee, which is composed entirely of independent directors, is responsible for reviewing and approving senior officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the administration of the Company's compensation program generally as it affects all other officers and employees, for administering the Company's incentive compensation programs (including the Incentive Stock Option Plan), for approving and overseeing the administration of the Company's employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the Board with respect to director compensation.

The Personnel Committee operates under a charter adopted by the Board of Directors. The Personnel Committee annually reviews the adequacy of its charter and recommends changes to the Board for approval. The Personnel Committee meets at scheduled times during the year and on an "as necessary" basis, The Chairman of the Personnel Committee reports on Committee activities and makes Committee recommendations at meetings of the Board of Directors.

At the Company’s annual meeting of shareholders held in 2013, the shareholders approved the compensation paid to our Named Executive Officers (as defined below) in 2012 in a non-binding advisory vote by a majority of the votes cast. In consideration, in part, of that vote, the Personnel Committee did not make any material changes to its compensation policies, procedures or practices for 2013.

Compensation Philosophy

The Personnel Committee believes that executive compensation should be tied to individual performance, should vary with the Company's performance in achieving its financial and non-financial objectives, and should be structured so as to be closely aligned with the interests of the Company's shareholders. The Committee also believes that the compensation package of each senior officer should include an at-risk, performance-based component and that this component should increase as an officer's authority and responsibility increase. The Committee's philosophy is reflected in the Company's compensation objectives for its senior officers, which are as follows:

•	Create a merit-based, pay for performance incentive-driven system which is linked to the Company’s financial results and other factors that directly and indirectly influence shareholder value;
•	Establish a compensation system that enables the Company to attract and retain talented executives who are motivated to advance the interests of the Company's shareholders; and
•	Provide a total compensation package that is fair in relation to the compensation practices of comparable financial institutions.

To the extent that established performance goals are exceeded, the Committee believes that the Company's senior executives should be financially rewarded. It should be noted that all employees, including the Company's executive officers, are employed at will and do not have employment contracts, severance pay agreements or "golden parachute" arrangements that would be triggered upon the occurrence of a change in control of the Company.

Components of Compensation

The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the "CEO") and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in the Summary Compensation Table are sometimes referred to collectively as the "Named Executive

Officers"), include:

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•	Base salary;
•	Short-term incentive compensation in the form of cash awards granted under the Company’s Management Group Pay for Performance Program;
•	Long-term incentive compensation in the form of stock options granted under the Company’s Incentive Stock Option Plan;
•	Benefits under the Company’s retirement plan; and
•	Benefits under the Company’s health and welfare benefits plans.

Base Salary

The base salaries of the Named Executive Officers are reviewed by the Personnel Committee annually in December of each year, as well as at the time of any promotion or significant change in job responsibilities. Base salaries for our senior officers are established based upon the scope of their responsibilities, taking into account compensation paid by comparable financial institutions for similar positions. Specifically, a salary range is determined for each position based upon published salary surveys. These surveys report base salary ranges for comparable positions at similar financial institutions. The following peer institutions having assets of $1 billion to $2.9 billion were considered:

•	ACNB Bank (Gettysburg, PA)
•	Citizens and Northern Bank ( Wellsboro, PA)
•	Columbia Bank ( Fair Lawn, NJ)
•	ESSA Bank & Trust (Stroudsburg, PA)
•	First United Bank & Trust (Oakland, MD)
•	Orrstown Bank (Shippensburg, PA)
•	Univest Corporation of Pennsylvania (Souderton, PA)

The Committee then establishes a "market value" for each position (defined as the mid-point of the approved salary range, plus ten percent and minus ten percent) in order to insure that the base salary for each senior executive falls within the market value for that position. An adjustment to the executive's base salary, effective as of January 1 of each year, may (or may not) be approved by the Committee, based upon its assessment of the market value of the position involved.

The Personnel Committee met in December of 2012 and considered the base salaries of the Company's senior officers at that meeting. The Committee applied the principles discussed above and authorized 2013 base salary increases for the following named Executive Officers, as follows: (a) Mr. Snell from $252,954 to $261,820; (b) Mr. Hollar from $154,544 to $162,292; and (c) Mr. Cekovich from $116,870 to $120,978. Base salary earned by each Named Executive Officer during calendar year 2013 is reported in Column (c) of the Summary Compensation Table which appears below following the Compensation Discussion and Analysis.

The Personnel Committee met in December 2013 and considered the base salaries of the Company’s senior officers at that meeting. The Committee applied the principles discussed above and authorized 2014 base salary increases of the following named Executive Officers, as follows: (a) Mr. Snell from $261,820 to $269,672; (b) Mr. Hollar from $162,292 to $170,404; (c) Mr. Cekovich from $120,978 to $125,814; (d) Ms. Shehan from $139,880 to $144,066, and (e) Ms. Tompkins from $155,012 to $161,200.

Short-Term Incentive Compensation

The Company has adopted the Management Group Pay for Performance Program (the "PFP Program") for purposes of linking a portion of the compensation of its senior officers, including the Named Executive Officers, to the success of the Company in meeting certain financial targets which are established annually by the Personnel Committee. Under the terms of the PFP Program, the Committee establishes in February of each year five distinct financial targets, including the following: (i) tax equivalized net interest income, (ii) noninterest income, (iii) noninterest expense, (iv) loan quality, and (v) corporate net income. Target (v) is measured against national peer group loan quality data published by the Federal Reserve System (which we refer to as the “Fed”) for bank holding companies with total assets between $500 million and $1 billion.

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Each PFP Program target is evaluated separately and is assigned a payout range expressed as a percentage of annual base salary. Payouts under the PFP Program are determined on the basis of the Company's performance relative to the targets established by the Committee. The aggregate annual payout under the PFP Program ranges from 0 percent to 20 percent of an executive's annual base salary. In order to earn a payout in any target category, the established target must be met or exceeded.

The Personnel Committee met in February 2014 to establish financial targets applicable to payouts under the Pay for Performance Program for 2014.

Long-Term Incentive Compensation

The Company uses the grant of incentive stock options under its Incentive Stock Option Plan as the primary vehicle for providing long-term incentive compensation opportunities to its senior officers, including the Named Executive Officers. The Plan provides for the grant of incentive stock options to purchase shares of Company common stock at a per share exercise price which is not less than 100% of the fair market value of such shares on the date that the option is granted. Incentive stock options are the only form of award provided for under the Plan.

The Personnel Committee has historically granted stock options annually at its meeting in February of each year. In administering the Plan, the Committee establishes an annual option award target ranging from 500 to 2,500 shares for each of seven officer salary grade levels. The Committee has also established a target range for the Company's average annual increase in diluted earnings per share during the three most recently ended calendar year periods. Options may be granted by the Committee for more or fewer shares than the established option award target for a given salary grade depending upon the Company's growth in fully diluted earnings per share relative to the target range established by the Committee. If the average annual increase in fully diluted earnings per share for the three most recently ended calendar years falls within the target range established by the Committee, each executive is granted an option for a number of shares equal to his option award target. If the average increase falls below the target range established by the Committee, but is greater than 0 percent, the option granted to each executive is for a number of shares equal to 50 percent of his option award target. If the average increase exceeds the target range established by the Committee, the number of shares subject to each option can be as much as 150 percent of his option award target. The Committee’s philosophy in utilizing this performance measurement is that long term growth in fully diluted earnings per share is the primary driver of both the market value of the Company’s common stock and of the Company’s capacity to regularly increase the cash dividends which it pays to its shareholders.

The Company’s diluted earnings per share for calendar years 2010 through 2012 were $1.96, $1.66, and $1.32 respectively, resulting in an average annual growth in diluted earnings per share for the three years ended December 31, 2012 of approximately -7.06%. This did not compare favorably to the target range established by the Committee and, accordingly, the Committee did not authorize in 2013 the issuance of incentive stock option awards to the Named Executive Officers.

Options are granted at an exercise price equal to the fair market value per share of the Company's common stock on the date of grant, which fair market value is determined in accordance with the terms of the Plan on the basis of the average of the average of the closing bid and asked quotations for the five trading days immediately preceding the applicable date as reported by two brokerage firms selected by the Committee which are then making a market in the Company's stock, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value is determined by reference to the five trading days immediately preceding the applicable date on which closing bid and asked quotations are available. Options granted under the Plan vest after the expiration of six months from the date of grant or upon the occurrence of a change in control of Franklin Financial if a change in control occurs prior to the expiration of such six month period. Neither the CEO nor any other Named Executive Officer has any role in selecting the date of grant of any stock option granted under the Plan.

Information concerning the number of options held by each Named Executive Officer as of December 31, 2013 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table which appears below following this Compensation Discussion and Analysis.

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Employee Stock Purchase Plan

The Company established its Employee Stock Purchase Plan to encourage its employees to acquire a stake in the future of the Company by purchasing shares of its common stock. All persons who are employed by the Company and its subsidiaries at the grant date and December 31 of the preceding year in which the option is granted are eligible to be granted options under the plan, except that the Personnel Committee may exclude employees who customarily work twenty hours or less per week. The number of shares subject to options each calendar year is allocated uniformly among the eligible employees based upon each employee’s qualifying compensation (base salary plus overtime pay) as compared to the aggregate qualifying compensation of all plan participants. The Personnel Committee determines the exercise price of each option, which may not be less than 90 percent of the fair market value of the Company’s common stock on the grant date. No option may have a term longer than one year from the grant date. The options granted to the Named Executive Officers under the plan in 2013 are reported below in the Grants of Plan-Based Awards in 2013 Table.

Retirement Plan

The senior officers of the Company are eligible to participate in the various retirement plans maintained by F&M Trust for the benefit of its employees. The F&M Trust Pension Plan is a defined benefit plan which provides retirement benefits based upon a career-average compensation formula. In order to mitigate the adverse effects applicable to certain Pension Plan participants as a consequence of the adoption of a career-average compensation formula, F&M Trust adopted, effective January 1, 2008, a Qualified Pension Supplemental Plan and a Nonqualified Deferred Compensation Plan. The Pension Plan was closed to new employees as of April 1, 2007 and such new employees are eligible to participate only in the F&M Trust 401(k) Plan. The F&M Trust 401(k) Plan covers substantially all employees of F&M Trust who have completed one year and 1,000 hours of service. In 2013, employee contributions to the plan were matched at 100% up to 4% of each employee's deferrals, plus 50% of the next 2% of deferrals from participants' eligible compensation. In addition, a 100% discretionary profit sharing contribution of up to 2% of each employee's eligible compensation is possible, provided net income targets are achieved. The Personnel Committee of the Company's Board of Directors establishes the net income targets annually. Additional information relating to the Company's retirement plans is set forth in the Pension Benefits Table which appears below following this Compensation Discussion and Analysis and in the narrative which accompanies that Table.

Health and Welfare Employee Benefits Plans

The Company provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The Personnel Committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by Central Pennsylvania financial institutions of comparable size so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. The Company's employee benefits plans are provided on a nondiscriminatory basis to all employees.

Risk Profile of Compensation Programs

The Committee has determined that the Company’s compensation policies and practices do not present any risks that would be reasonably likely to have a material adverse effect on the Company. All of the Company’s employees are either salaried employees or hourly wage employees. The Committee does not believe that the salaries or wages paid to our employees present any risks that would be reasonably likely to have a material adverse effect on the Company. The Management Group Pay for Performance Plan provides for the payment of cash bonuses to selected officers if the Corporation meets certain financial targets set annually by the Committee. Because such targets relate to interrelated measures of return, asset quality and expense control, the incentives to maximize the Company’s performance with respect to any one target tend to be counterbalanced by the incentives to maximize one or more other targets, thereby minimizing the risks that otherwise might be presented by the Plan. Grants of stock options are awarded at targeted numbers of shares from 500 to 2,500 shares depending upon officer salary grade levels and targeted ranges for the Corporation’s average annual increase in diluted earnings per share during the three most recent calendar years. Because grants of stock options are limited to targeted numbers of shares and based upon the corporation’s average increase in diluted earnings per share over three years, there is little incentive to engage in conduct that would be reasonably likely to have a material adverse effect on the Company.

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Procedure Followed by the Personnel Committee in Determining Executive Compensation

The Committee annually determines the compensation of each senior officer (base salary, payout under the PFP Program and stock option grant under the Incentive Stock Option Plan) in accordance with the factors discussed above. The CEO plays an important role in the compensation process, particularly as it applies to the other Named Executive Officers. Specifically, the CEO evaluates officer performance, provides input in connection with establishing individual performance targets and objectives, and makes recommendations as to base salary levels. The CEO participates in Committee meetings at the Committee's request in connection with the evaluation of the other Named Executive Officers and in order to provide background information.

The Committee, meeting in executive session, performs an annual performance evaluation of the CEO and determines his compensation in accordance with the factors discussed above. Each member of the Committee independently evaluates the CEO by using a written performance evaluation form to prepare a formal evaluation. The evaluation form includes ratings for key accountabilities, including strategic leadership, business and organization knowledge, decision making, customer focus, personnel selection and development, vision/direction setting, adaptability and community involvement.

In 2013 the Company engaged Mosteller and Associates to review and make recommendations relative to Management’s Pay for Performance Plan as well as all of the Company’s other Pay for Performance Plans. The Plan was amended to include clawbacks and other mandates required by law, and the number of measurements was reduced from eight to five.

Additionally, Mosteller and Associates has annually provided a peer group analysis to help determine Directors’ compensation. Peer institutions with assets from $639 million to $2.035 billion were reviewed and included:

•	ACNB Corp.
•	AmeriServ Financial, Inc.
•	Bryn Mawr Corp.
•	Citizens & Northern
•	CNB Financial Corp.
•	Codorus Valley Bancorp
•	DND Financial Corp.
•	Embassy Bancorp
•	ESSA Bancorp, Inc.
•	Mid Penn Bancorp
•	Orrstown Financial Services, Inc.
•	Penns Wood Bancorp
•	QNB Corp.
•	TF Financial Corp.

Restatement of Financial Statements

The Personnel Committee is of the view that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity-based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon the achievement by the Company of specified financial goals and it is subsequently determined following a restatement of the Company's financial statements that the specified goals were not in fact achieved.

Stock Ownership Guidelines

The Board of Directors believes that the interests of its senior officers and its shareholders should be aligned and for this reason encourages its senior officers, including the Named Executive Officers, to acquire a meaningful investment position in the Company's common stock so as to have a meaningful personal financial stake in the success of the Company. However, the Company has not adopted formal stock ownership guidelines.

18

Compensation Committee Report

In connection with the preparation of the disclosures set forth in this Proxy Statement, the Personnel Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of Franklin Financial. Based upon this review and discussion, the Personnel Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement and that it be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2013 filed by Franklin Financial with the SEC.

This report is not intended to be "soliciting material," is not intended to be "filed" with the SEC, and is not intended to be incorporated by reference into any filing made by Franklin Financial with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether such filing is made before or after the date hereof and notwithstanding any general incorporation language contained in any such filing.

The foregoing report is submitted by the Personnel Committee:

G. Warren Elliott, Chairman
Martin R. Brown
Daniel J. Fisher
Donald A. Fry
Allan E. Jennings, Jr.

Compensation Tables and Additional Compensation Disclosure

Total Compensation

The following table provides certain summary information concerning total compensation paid or accrued by Franklin Financial and F&M Trust to William E. Snell, Jr., the President and Chief Executive Officer of Franklin Financial, to Mark R. Hollar, Senior Vice President and Chief Financial Officer of Franklin Financial, and to each of the three most highly compensated executive officers other than Messrs. Snell and Hollar whose total compensation in 2013 exceeded $100,000.

SUMMARY COMPENSATION TABLE

								Change in
								Pension Value
								and Nonqualified
							Non-Equity	Deferred
Name and					Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary		Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($) (1)		($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($) (7), (8), (9), (10)	($) (11)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
William E. Snell	2013	261,820		-	-	-	15,709	25,045	30,922	333,496
President &	2012	252,954		-	-	-	-	86,407	27,601	366,962
Chief Executive Officer	2011	243,215		-	-	-	12,162	141,609	24,697	420,683

Mark R. Hollar	2013	162,292		-	-	-	9,738	(5,398)	11,262	177,894
Senior Vice President &	2012	154,544		-	-		-	26,373	10,684	191,601
Chief Financial Officer	2011	141,518		-	-	-	7,359	41,115	10,212	200,204

Lise M. Shehan	2013	139,880		-	-	-	8,393	-	7,016	155,289
Senior Vice President	2012	136,474		-	-	-	-	-	1,844	138,318
(F&M Trust)	2011	63,258	(12)	-	-	-	2,206	-	-	65,464

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								Change in
								Pension Value
								and Nonqualified
							Non-Equity	Deferred
Name and					Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary		Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($) (1)		($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($) (7), (8), (9), (10)	($) (11)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ronald L. Cekovich	2013	120,978		-	-	-	7,259	180	7,006	135,423
Senior Vice President	2012	116,870		-	-	-	-	20,116	6,890	143,876
(F&M Trust)	2011	112,372		-	-	-	5,619	30,238	5,921	154,150

Jane B. Tompkins	2013	100,161	(12)	-	-	-	9,301	-	-	109,462
Senior Vice President
(F&M Trust)

(1)	The amounts reported in this column consist of base salary earned during the indicated year.
(2)	The amounts reported in this column would consist of bonus compensation earned during the indicated year. Note that payouts earned under the Management Group Pay for Performance Program are reported in this Table as Non-Equity Incentive Plan Compensation. Franklin Financial did not award any bonuses to Named Executive Officers in 2011, 2012, and 2013.
(3)	The amounts reported in this column would reflect the dollar amount of the compensation expense recognized for financial statement reporting purposes for the indicated year in accordance with FASB ASC Topic 718 in connection with awards of stock. Franklin Financial did not make any awards of stock in 2011, 2012, and 2013.
(4)	The amounts reported in this column would reflect the dollar amount of the compensation expense recognized for financial statement reporting purposes for the indicated year in accordance with FASB ASC Topic 718 in connection with awards of stock options made pursuant to the Incentive Stock Option Plan. The Incentive Stock Option Plan is described under the heading “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis which appears above. The assumptions used in the calculation of these amounts are identified in a footnote to the audited year-end financial statements of Franklin Financial, which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission. Franklin Financial did not make any stock option awards to Named Executive Officers in 2011, 2012, and 2013.
(5)	The amounts reported in this column consist of payouts earned in the indicated year in respect of the Company's performance for the previous year under the Management Group Pay for Performance Program, a non-equity incentive compensation plan which is described under the heading "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis which appears above. The Pay for Performance payout in respect of the Company’s performance for 2013 is anticipated to be paid in April, 2014.
(6)	The amount reported in this column consists of the aggregate change in the actuarial present value of accumulated benefits under the F&M Trust Pension Plan from the plan measurement date used for financial statement reporting purposes with respect to the prior completed fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the indicated year. The F&M Trust Pension Plan is described in the narrative which follows the Pension Benefits Table which appears below.
(7)	Reported amount includes matching and discretionary contributions made by the Company to the Company 401(k) Plan in 2013 for Mr. Snell $11,060, Mr. Hollar $8,147, Mr. Cekovich $6,044, and Ms. Shehan $7,016.
(8)	Reported amount includes split-dollar life insurance policy premiums paid by the Company in 2013 for Mr. Snell $11,050, Mr. Hollar $1,492, and Mr. Cekovich $962.
(9)	Reported amount includes amounts related to personal use of company automobile of $4,580 paid by the Company in 2013 for Mr. Snell.
(10)	Reported amount includes contributions made by the Company in 2013 pursuant to the Qualified Supplemental Plan, reported below in the Nonqualified Deferred Compensation table, for Mr. Snell $5,232 and Mr. Hollar $1,623.
(11)	The amounts reported in this column consist of the dollar value of total compensation for the indicated year, equal to the sums of columns (a) through (i).
(12)	Reported amount does not represent a full year’s salary.

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Plan-Based Compensation

The following table provides certain information concerning awards granted in 2013 under incentive and under other plans to the executive officers named in the Summary Compensation Table appearing above.

GRANTS OF PLAN-BASED AWARDS IN 2013

						All Other	All Other
	Estimated Possible Payouts				Estimated	Stock	Stock		Grant
	Under Non-Equity Incentive				Future	Awards:	Awards:		Date Fair
	Plan Awards (2)				Payouts	Number of	Number of	Exercise or	Value of
		Target			Under Equity	Shares of	Securities	Base Price	Stock and
		(Mid-Point)			Incentive	Stock or	Underlying	of Option	Option
	Grant	Threshold	of Range)	Maximum	Plan Awards	Units	Options (3)	Awards (4)	Awards (5)
Name	Date (1)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)
(a)	(b)	(b-1)	(b-2)	(b-3)	(c)	(d)	(e)	(f)	(g)

William E. Snell, Jr.	7/01/13	-	26,182	52,364	-	-	869	15.24	-
Mark R. Hollar	7/01/13	-	16,229	32,458	-	-	532	15.24	-
Ronald L. Cekovich	7/01/13	-	12,098	24,196	-	-	401	15.24	-
Lise M. Shehan	7/01/13	-	13,988	27,976	-	-	449	15.24	-
Jane B. Tompkins	-	-	15,501	31,002	-	-	-	-	-

(1)	The grant date for stock options and other equity-based awards.
(2)	The amounts shown in Columns (b-1) through (b-3) represent the range of possible payouts in respect of the Company’s calendar year 2013 financial performance under the Pay for Performance Program described in the Compensation Discussion and Analysis above. Payouts are determined as a percentage of base salary, with the range of possible payouts varying from -0- percent of base salary (if none of the five financial targets are met) to 20 percent of base salary (if all five financial targets are met). Column (b-1) shows the threshold result with a -0- percent payout at the low end of the range; Column (b-2) shows a 10 percent payout at the mid-point of the range; and Column (b-3) shows a 20 percent payout at the maximum point of the range.
(3)	The number of shares of stock underlying options granted July 1, 2013 under the Employee Stock Purchase Plan.
(4)	The per-share exercise price of the options granted during 2013 under the Employee Stock Purchase Plan.
(5)	Reported amount is the aggregate fair value of stock options granted in 2013, determined as of the date of grant in accordance with FASB ASC Topic 718. With respect to options granted under the Employee Stock Purchase Plan, no fair value is recognized under FASB ASC Topic 718 as of the date of grant. The assumptions used in the calculation of these amounts are included in a footnote to the audited financial statements of Franklin Financial for the fiscal year ended December 31, 2013, which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission. No gain will be realized by the officer unless the market price of Franklin Financial common stock appreciates in value following the date of grant, which appreciation will benefit all shareholders generally. The actual value, if any that an officer may realize upon the exercise of an option will depend upon the excess of the market price of Franklin Financial common stock on the date of exercise over the exercise price of the option. There can be no assurance that an officer will realize all or any part of the value of any option as reported in this Table, which value is merely an estimate determined in accordance with FASB ASC Topic 718.

Outstanding Stock Option
and Other Equity Awards at Fiscal Year End

The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning stock options and other equity awards which were outstanding on December 31, 2013.

21

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

		Option Awards (1)
				Equity
				Incentive Plan
		Number of	Number of	Awards: Number
		Securities	Securities	of Securities
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised	Option
		Options	Options	Unearned	Exercise	Option
		Exercisable(2)	Unexercisable(3)	Options (4)	Price (5)	Expiration (6)
Name	Grant Date	(#)	(#)	(#)	($)	Date
William E. Snell, Jr.	2/12/2004(ISOP)	3,125	-	-	27.68	2/13/2014
	2/10/2005(ISOP)	1,250	-	-	27.42	2/11/2015
	2/09/2006(ISOP)	1,250	-	-	24.92	2/10/2016
	2/08/2007(ISOP)	2,500	-	-	27.37	2/08/2017
	2/14/2008(ISOP)	3,750	-	-	23.77	2/12/2018
	2/26/2009(ISOP)	2,500	-	-	16.11	2/26/2019
	7/01/2013 (ESPP)	869	-	-	15.24	6/30/2014

Mark R. Hollar	2/12/2004(ISOP)	625	-	-	27.68	2/13/2014
	2/10/2005(ISOP)	750	-	-	27.42	2/11/2015
	2/09/2006(ISOP)	750	-	-	24.92	2/10/2016
	2/08/2007(ISOP)	1,700	-	-	27.37	2/08/2017
	2/14/2008(ISOP)	2,550	-	-	23.77	2/12/2018
	2/26/2009(ISOP)	1,700	-	-	16.11	2/26/2019
	7/01/2013 (ESPP)	532	-	-	15.24	6/30/2014

Ronald L. Cekovich	2/12/2004(ISOP)	1,875	-	-	27.68	2/13/2014
	2/10/2005(ISOP)	750	-	-	27.42	2/11/2015
	2/09/2006(ISOP)	750	-	-	24.92	2/10/2016
	2/08/2007(ISOP)	1,500	-	-	27.37	2/08/2017
	2/14/2008(ISOP)	2,250	-	-	23.77	2/12/2018
	2/26/2009(ISOP)	1,500	-	-	16.11	2/26/2019
	7/01/2013 (ESPP)	401	-	-	15.24	6/30/2014

Lise M. Shehan	7/01/2013 (ESPP)	449			15.24	6/30/2014

(1)	Reported options were granted under the Incentive Stock Option Plan or Employee Stock Purchase Plan, as indicated.
(2)	Reflects the number of shares of stock underlying unexercised options that are exercisable as of December 31, 2013.
(3)	Reflects the number of shares of stock underlying unexercised options that are not exercisable as of December 31, 2013.
(4)	Reflects the total number of shares of stock underlying unexercised options that were awarded under an equity incentive plan and that have not been earned as of December 31,2013.
(5)	Reflects the exercise price of each option reported in columns (a), (b) and (c).
(6)	Reflects the expiration date of each option reported in columns (a), (b) and (c).

2013 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized On
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Mark R. Hollar	100	336	-	-
Ronald L. Cekovich	160	562	-	-

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Pension Benefits

The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning pension benefits paid during calendar year or payable as of December 31, 2013 under tax qualified and non-tax qualified defined benefit plans.

PENSION BENEFITS AT AND FOR THE YEAR ENDED
DECEMBER 31, 2013
(MEASUREMENT DATE IS DECEMBER 31, 2013)

		Number of Years of	Present Value of	Payments During
		Credited Service (1)	Accumulated Benefit (2)	Last Fiscal Year (3)
	Plan Name	(#)	($)	($)
Name	(a)	(b)	(c)	(d)

William E. Snell, Jr.	Farmers and Merchants Trust Company Pension Plan	18.7	653,147	-
Mark R. Hollar	Farmers and Merchants Trust Company Pension Plan	19.9	127,662	-
Ronald L. Cekovich	Farmers and Merchants Trust Company Pension Plan	12.3	105,486	-

(1)	Reflects the number of years of service credited to the named executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements for 2013. The number of years of credited service is equal to the number of years of actual service with Company.
(2)	Reflects the actuarial present value of the named executive officer's accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements for 2013. Actuarial present values are calculated using the assumptions described in a footnote to the audited financial statements of Franklin Financial for the year ended December 31, 2013, which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission. Benefits are assumed to be payable in each case at age 65 or, if earlier, on the date upon which the sum of the participant's age and years of service equals 100.
(3)	Reflects the dollar amount of the payments and benefits (if any) paid to the named executive officer during 2013.

F&M Trust maintains the Farmers and Merchants Trust Company of Chambersburg Pension Plan (the "Pension Plan"), a defined benefit plan, for the benefit of its employees. Prior to 2002, the retirement benefit under the Pension Plan was determined by reference to a participant's highest five consecutive years' compensation in the ten years preceding normal retirement. Compensation is defined generally as salary, bonus and non-equity incentive plan compensation as reported in the Summary Compensation Table appearing above, but excludes long-term disability payments, taxable fringe benefits, moving expenses, housing expenses, non-cash taxable amounts under any restricted stock program, restricted stock program cash dividend payments, and tax equalization payments. Section 401(a) (17) of the Internal Revenue Code of 1986, as amended (the "Code"), limits a participant's compensation for each calendar year.

The Pension Plan was amended in December of 2004 for the purpose of adopting a career-average benefit formula which is applicable to employees who were hired on or after July 1, 2000. The normal retirement benefit under the Pension Plan is a single-life annuity equal to 1% of compensation for each year of service, plus 0.60% of compensation in excess of the taxable wage base for each year of service up to a maximum of 35 years, with compensation determined over the participant's work history rather than the previous method of 5-year final average compensation. For employees who were hired or rehired on or after July 1, 2000 but before January 1, 2005, the participant's accrued benefit as of December 31, 2005 was based on the retirement benefit formula in effect before January 1, 2006, with subsequent accruals added each year based upon the new career-average formula. However, the adoption of this amendment did not affect the benefits payable under the Pension Plan to Messrs. Snell and Hollar, each of whom was hired before July 1, 2000. Mr. Cekovich, who is affected by the amendment, began accruing benefits under the new career-average benefit formula effective January 1, 2006. Retirement benefits under the Pension Plan are limited by the maximum benefit specified under Section 415 of the Code.

23

The Pension Plan was amended in August 2007 for the purpose of adopting a career-average benefit formula which is applicable to all employees, regardless of date of hire. For employees hired before July 1, 2000 and who were under the old final-average benefit formula, this change was effective January 1, 2008. Employees who were hired on or after July 1, 2000 were already under the career-average benefit formula and the Pension Plan continued unchanged for them. In addition, the Pension Plan was amended in December 2006 for the purpose of closing the plan to new employees. Employees hired on or after April 1, 2007 are not eligible to participate in the Pension Plan and, instead, participate only in the Company's 401(k) Plan.

The change to the career average benefit formula results in lower retirement plan expense for the Company and in lower projected benefits for most participants. To minimize the adverse impact on existing participants, several additional steps were taken, effective January 1, 2008:

1.          The matching contribution in the Company's 401(k) Plan was increased to 100% on the first 4% of employee deferrals, plus 50% of the next 2% of deferrals. This results in a potential 1% additional matching contribution made to participants by F&M Trust.

2.          A new qualified supplemental retirement plan, the Farmers and Merchants Trust Company of Chambersburg Pension Supplemental Plan (the "Qualified Supplemental Plan"), was adopted in order to provide benefits to those Pension Plan participants who were most severely affected by the change to the Pension Plan benefit formula. The Qualified Supplemental Plan is a defined contribution plan. A contribution will be made on behalf of each participant in the Qualified Supplemental Plan according to a schedule which was adopted as part of this Plan. The contribution amounts vary according to how the participant was impacted by the change to the Pension Plan benefit formula. The contribution amounts under the Qualified Supplemental Plan range from 1% to 9% of the participant's compensation. None of the executive officers named in the Summary Compensation Table participate in the Qualified Supplemental Plan.

3.          Some individuals who were adversely impacted by the change in the Pension Plan benefit formula cannot participant in the Qualified Supplemental Plan due to compliance testing issues under the Code and the fact that these individuals are (or could become) "highly compensated employees" as defined under the Code. These participants are covered under a nonqualified plan, the Farmers and Merchants Trust Company of Chambersburg Pension Supplemental Nonqualified Deferred Compensation Plan (the "Nonqualified Supplemental Plan"), which has contribution provisions similar to the Qualified Supplemental Plan described in Paragraph 2 above. Messrs. Snell and Hollar participate in this Plan. The Nonqualified Supplemental Plan is a defined contribution plan. Annual contributions are made by F&M Trust on behalf of plan participants ranging between 1% and 9% of the participant's compensation, depending upon the impact that the change in the pension plan benefit formula had on the participant's pension benefit. Plan assets are invested as directed by each executive officer in one or more publicly available investment funds made available by the Bank’s Trust Department. Earnings are solely the result of fund performance.

The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning nonqualified deferred compensation accrued during 2012 pursuant to the Nonqualified Supplemental Plan described above.

NONQUALIFIED DEFERRED COMPENSATION

				Aggregate
	Executive Contributions	Employer Contributions	Aggregate earnings	withdrawals/	Aggregate Balance
Name	in last FY (1) ($)	in last FY (2) ($)	in last FY (3) ($)	distributions (4) ($)	at last FYE (5) ($)

William E. Snell, Jr.	-	5,232	3,775	-	38,519
Mark R. Hollar	-	1,623	2,035	-	11,884

(1)	The dollar amount of aggregate executive contributions during Franklin Financial’s last fiscal year.
(2)	The dollar amount of aggregate employer contributions during Franklin Financial’s last fiscal year, reported in the “All Other Compensation” column of the Summary Compensation Table above.
(3)	The dollar amount of aggregate interest or other earnings accrued during Franklin Financial’s last fiscal year.
(4)	The aggregate dollar amount of all withdrawals by and distributions to the executive during Franklin Financial’s last fiscal year.
(5)	The dollar amount of total balance of the executive’s account as of the end of Franklin Financial’s last fiscal year, includes amounts reported as employer contributions in the “All Other Compensation” column of the Summary Compensation Table.

Mr. Snell is currently eligible for normal retirement under the Pension Plan.

24

Employment Agreements And Potential Payments
Upon Termination Or Change In Control

All employees of the Company, including the Company's executive officers, are employed at will and do not have employment contracts, severance pay agreements or "golden parachute" arrangements that would be triggered upon the occurrence of a change in control of the Company.

Equity Compensation Plan Information

The following table summarizes share and exercise price information relating to Franklin Financial's equity compensation plans as of December 31, 2013:

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2013

Number Of
Securities
	Number of			Remaining Available
	Securities To Be			For Future Issuance
	Issued Upon		Weighted-Average	Under Plans
	Exercise Of		Exercise Price of	(Excluding
	Outstanding		Outstanding	Securities
Plan	Options, Warrants		Options, Warrants	Reflected In The
Category	And Rights		And Rights	First Column)

Equity Compensation Plans Approved By Security Holders	55,825	(1)	$24.21	354,877	(2)
Equity Compensation Plans Not Approved By Security Holders	-		N/A	-
Total	55,825		24.21	354,877

(1)	Number of shares subject to issuance pursuant to the exercise of outstanding options granted under the Incentive Stock Option Plan of 2002.
(2)	Number of shares available for future issuance under the Incentive Stock Option Plan of 2013.

ADVISORY VOTE ON COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS

(“Say-On-Pay”)

The Board of Directors recognizes the interest shareholders have in the compensation of our executives. In recognition of this interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing shareholders with the opportunity to cast a non-binding advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement.

As disclosed in our Compensation Discussion and Analysis, we believe that executive compensation should be tied to individual performance, should vary with the Company’s performance in achieving its financial and non-financial objectives, and should be structured so as to be closely aligned with the interests of the Company’s shareholders. We also believe that executive compensation should include an at-risk, performance based component and that this component should increase as an officer’s authority and responsibility increase. To the extent that established performance goals are exceeded, we believe that executive officers should be financially rewarded.

Base salaries for our executive officers are established based upon salary ranges for each position developed by reference to published salary surveys for comparable positions at similar financial institutions within central Pennsylvania to assure that base salaries fall within the “market value” for each position.

The Management Group Pay for Performance Program links a portion of executive compensation to the success of the Company in meeting certain financial targets established annually by the Personnel Committee of the Board of Directors. The Pay for Performance Program awards reported in the Summary Compensation Table reflect that the Corporation met performance target levels with respect to three of the five targets.

25

The Company uses incentive stock options as the primary vehicle for providing long term incentive compensation. Options are awarded based upon the Company’s annual increase in diluted earnings per share during the three most recent calendar year periods. The Personnel Committee uses this performance measure because it believes that long term growth in diluted earnings per share is the primary driver of both market value of the Company’s common stock and of the Company’s capacity to increase the amount of cash dividends it is able to pay to its shareholders. Because the annual increase in diluted earnings per share did not compare favorably to the target ranges established by the Committee, no options were awarded in 2013.

The Company also provides health and welfare benefits to all of its employees on a nondiscriminatory basis. It also maintains a 401(k) plan for all employees and a defined benefit pension plan for persons employed prior to April 1, 2007.

Based upon the foregoing, and as discussed in greater detail in our Compensation Discussion and Analysis and disclosed in the compensation tables and related narrative, we believe that our executive compensation programs, executive compensation levels and individual compensation actions align with our executive compensation philosophy, support its goals and provide an appropriate balance between risk and reward. For these reasons, we are asking our shareholders to approve the compensation paid to our named executive officers as disclosed in this proxy statement.

Shareholder Resolution

“RESOLVED, that the compensation of the named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting to be held April 29, 2014 is hereby approved.”

The approval of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the annual meeting, assuming a quorum is present, is required to approve this proposal. Although the vote is advisory and not binding in any way, the Board of Directors and the Personnel Committee value the opinions of our shareholders and will carefully consider the result of the vote in connection with future compensation decisions for our named executive officers.

The Board of Directors recommends that you vote FOR approval of the compensation paid to our named executive officers as disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the audited consolidated financial statements of Franklin Financial for the year ended December 31, 2013 and has discussed these financial statements with management and with Franklin Financial's independent registered public accounting firm, BDO USA, LLP ("BDO"). The Audit Committee also has discussed with BDO the matters required to be discussed by Statement of Auditing Standards No. 16, as amended.

The Audit Committee has received from BDO the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding, and has discussed with BDO, its independence from Franklin Financial and its management.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that Franklin Financial's audited consolidated financial statements for the year ended December 31, 2013 be included in Franklin Financial's Annual Report on Form 10-K for that year.

In connection with the standards for accountant's independence adopted by the SEC, the Audit Committee considers in advance of the provision of any non-audit services by Franklin Financial's independent accountants whether the provision of such services is compatible with maintaining the independence of such accountants.

26

This report is not intended to be "soliciting material," is not intended to be "filed" with the SEC, and is not intended to be incorporated by reference into any filing made by Franklin Financial with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether such filing is made before or after the date hereof and notwithstanding any general incorporation language contained in any such filing.

The foregoing report is submitted by the Audit Committee:

Charles S. Bender, II, Chairman
Martin R. Brown
G. Warren Elliott
Daniel J. Fisher
Allan E. Jennings, Jr.
Donald H. Mowery

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General Information

For the year ended December 31, 2013, Franklin Financial engaged BDO to audit its consolidated financial statements. Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ParenteBeard LLC (“ParenteBeard”), an independent registered public accounting firm, audited Franklin Financial’s consolidated financial statements for the years ended December 31, 2012 and 2011 and had been engaged to audit its consolidated financial statements for the year ended December 31, 2013.

On July 11, 2013, Franklin Financial, after review and recommendation of the Company’s Audit Committee, appointed BDO USA LLP as the Company’s new independent registered public accounting firm for and with respect to the year ended December 31, 2013 and dismissed ParenteBeard LLC from that role. The Company’s principal audit personnel at ParenteBeard had, at that time, resigned from ParenteBeard and joined BDO.

The reports of ParenteBeard on the Company’s financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and the subsequent interim period preceding ParenteBeard’s dismissal, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter of the disagreements in its reports. In accordance with Regulations of the Securities and Exchange Commission, Franklin Financial filed a Form 8-K with the SEC on July 15, 2013 reporting this change in Franklin Financial’s independent registered public accounting firm. Attached to and incorporated by reference as an exhibit to the Form 8-K report was a letter supplied by ParenteBeard stating that it had been provided with and reviewed a copy of Franklin Financial’s report containing the same statements as set forth in this disclosure and further stating that it agreed with such statements.

Information About Fees

Aggregate fees billed to Franklin Financial by ParenteBeard LLC and BDO USA, LLP for services rendered are presented below:

	Year Ended December 31
	2013	2012
Audit Fees	$144,500	$152,466
Audited Related Fees	22,000	17,383
Tax Fees	16,635	15,925
All Other Fees	0	47,934
Total Fees	$183,135	$233,708

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Audit Fees include fees billed for professional services related to the audit of Franklin Financial’s annual consolidated financial statements, including audit of internal controls, and the review of the unaudited financial statements included in Franklin Financial’s Quarterly Reports on Form 10-Q.

Audit Related Fees include fees billed for professional audit related services consisted principally of employee benefit plan audits and consultation with respect to accounting matters.

Tax Fees include fees billed for professional tax related services consisted principally of the preparation of state and federal tax returns and assistance with tax matters.

All Other Fees include fees billed for services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre- approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval or such other detailed information as the Audit Committee deems appropriate. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting. All audit and permissible non-audit services provided by ParenteBeard LLC and BDO in 2013 were pre-approved by the Audit Committee and in no case was such pre-approval waived under the de minimis exception set forth in the applicable SEC rules and regulations.

INFORMATION CONCERNING RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Audit Committee’s Charter, the Audit Committee is responsible for selecting the Company’s independent auditors. The Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the Audit Committee’s charter, which is posted on our website at www.franklinfin.com.

The Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors. Following this presentation, the Board voted to recommend that shareholders vote to ratify the Audit Committee’s selection of BDO USA, LLP as the Company’s independent registered public accounting firm for 2014.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the Audit Committee will reconsider its selection of BDO USA, LLP. The Audit Committee, however, will be under no obligation to select new independent auditors. If the Audit Committee does select new independent auditors for 2014, the Company will not seek shareholder ratification of the Audit Committee’s new selection.

The Board of Directors recommends a vote “FOR” the ratification of the Audit Committee’s selection of BDO USA, LLP, as the independent registered public accounting firm for 2014.

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ADDITIONAL INFORMATION

Key Employees

The following persons are key employees of Franklin Financial (some of whom are officers of F&M Trust):

Name	Age	Office Held

William E. Snell, Jr.	65	President since 1995 and Chief Executive Officer since 1996 of Franklin Financial and F&M Trust

Mark R. Hollar	52	Senior Vice President and Chief Financial Officer of Franklin Financial and F&M Trust since 2006; Treasurer and Chief Financial Officer of Franklin Financial and Vice President/Finance of F&M Trust 2005 to 2006; Vice President and Controller of F&M Trust 2000 to 2005

Ronald L. Cekovich	57	Senior Vice President and Technology Service Manager of F&M Trust since 2006; Vice President and Technology Services Manager of F&M Trust 2001 to 2006

Steven D. Butz	49	Senior Vice President and Commercial Services Market Manager of F&M Trust since 2013; Regional President of Susquehanna Bank 2010 to 2012; Senior Vice President and Commercial Executive Manager at Graystone Bank 2009 to 2010

Karen K. Carmack	42	Senior Vice President and Human Resources Manager of
		F&M Trust since 2006; Vice President and Human Resources Manager, of F&M Trust 2000 to 2006

Kenneth C. Ditzler	53	Senior Vice President and Marketing and Corporate Communications Manager of F&M Trust since 1995

Patricia A. Hanks	53	Senior Vice President and Retail Services Market Manager of F&M Trust since 2011; Vice President of F&M Trust 2009 to 2011

Lise M. Shehan	57	Senior Vice President and Investment and Trust Services Manager since 2011; Vice President and Trust Officer at Hershey Trust Company from 2009 to 2010

Jane B. Tompkins	61	Senior Vice President and Risk Management Officer since 2013; Executive Vice President/Chief Credit Officer at Graystone Bank/Susquehanna Bank 2007 to 2013

Transactions with Related Persons

Some of the directors and executive officers of Franklin Financial and the companies with which they are associated were customers of and had banking transactions with F&M Trust in the ordinary course of business during 2013. All loans and commitments to loans made to such persons and the companies with which they are associated were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that F&M Trust will enter into similar transactions in the future.

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In accordance with the terms of Franklin Financial's Corporate Governance Guidelines (which are posted on Franklin Financial's website at www.franklinfin.com), any transaction involving Franklin Financial or any direct or indirect subsidiary of Franklin Financial and an executive officer, a director, a nominee for election to the Board of Directors, or a five percent or greater shareholder (or a member of his or her immediate family or a company or other entity in which he or she has, directly or indirectly, a financial interest) must be submitted for review by the Audit Committee, except that any proposed loan to any such person or entity is submitted to the entire Board of Directors for review. It is the policy of the Audit Committee to carefully review any such proposed transaction and to grant a waiver of Franklin Financial's policy prohibiting transactions and relationships that may involve a conflict of interest only if the proposed transaction can be structured in such a way as to eliminate both any potential financial disadvantage to Franklin Financial and any appearance of impropriety.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors and certain officers of Franklin Financial file with the SEC reports of ownership and changes in ownership with respect to shares of Franklin Financial common stock beneficially owned by them. Based solely upon its review of copies of such reports furnished to it and written representations made by its directors and those officers who are subject to such reporting requirements, Franklin Financial believes that during the calendar year ended December 31, 2013, all filing requirements applicable to its directors and officers, except for one, were complied with. A late filing for Stanley J. Kerlin, due to an oversight, was completed.

Shareholder Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board of Directors (including, specifically, the non-management directors) may do so by letter addressed to Chairman of the Board, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Shareholders and other interested persons who wish to express a concern relating to accounting or audit related matters may do so by letter addressed to Chairman of the Audit Committee, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Householding of Proxy Materials

In accordance with a notice sent to all shareholders with the same last name who share the same address, only one copy of Franklin Financial's Notice of Internet Availability of Proxy Materials or annual report and proxy statement will be sent to that address, unless contrary instructions are given to Franklin Financial. This practice, known as "householding," is designed to reduce Franklin Financial's printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate Notice of Internet Availability of Proxy Materials, annual report and proxy statement in the future, the shareholder may call Franklin Financial's Corporate Secretary at (717) 261-3555 or write to Corporate Secretary, Franklin Financial Services Corp., P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010, or communicate the request by E-mail addressed to cathy.angle@f-mtrust.com. If a shareholder is receiving multiple copies of Franklin Financial's Notice of Internet Availability of Proxy Materials or annual report and proxy statement, the shareholder may request to receive only a single copy of these materials by contacting Franklin Financial's Corporate Secretary in the same manner.

Annual Report on Form 10-K

A copy of the annual report of Franklin Financial for the year ended December 31, 2013 on Form 10-K as filed with the SEC is available without charge to shareholders, depositors and other interested persons upon request addressed to William E. Snell, Jr., President and Chief Executive Officer, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010. Franklin Financial's Form 10-K, as well as its other periodic reports filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, are available on Franklin Financial's website at www.franklinfin.com.

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OTHER MATTERS

The Board of Directors of Franklin Financial knows of no matters, other than those discussed in this Proxy Statement, which will be presented at the 2014 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Franklin Financial.

BY ORDER OF THE BOARD OF DIRECTORS

CATHERINE C. ANGLE, Secretary

Chambersburg, Pennsylvania

March 17, 2014

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